IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF ILLINOIS

UNITED STATES OF AMERICA, Plaintiff, v. EXIDE ILLINOIS, INC., Defendant.	Case No. 01-CR-30035-DRH

JOINT STATUS REPORT AND MOTION REGARDING EXIDE’S COMPLIANCE WITH THE COURT’S SENTENCING ORDER
OF FEBRUARY 27, 2002, AND WITH THE MODIFIED PAYMENT SCHEDULE SET FORTH IN THE COURT’S ORDER OF MAY
31, 2006

Comes now Assistant U.S. Attorney Norman R. Smith, on behalf of the United States, and Daniel E. Reidy and Thomas P. McNulty of Jones Day, attorneys for Defendant Exide Illinois, Inc. and Exide Technologies, (collectively, “Exide”) and submit this Joint Status Report and Motion Regarding Exide’s Compliance with the Court’s Sentencing Order of February 27, 2002, and with the Modified Fine Payment Schedule set forth in the Court’s Order of May 31, 2006.

1. On February 27, 2002, this Court entered a Judgment in a Criminal Case sentencing Exide to a $27.5 million fine and a five-year term of probation. (Court’s Judgment in a Criminal Case dated Feb. 27, 2002 at Doc. 27.)

2. On May 31, 2006, pursuant to an agreement among the parties, under 18 U.S.C. § 3572(d)(3), permitting a court to modify the payment schedule of an existing fine, and in resolution of a motion filed by the government in November 2005, this Court entered an Order modifying the schedule of payments of the $27.5 million fine ordered in the Court’s February 27, 2002 Judgment. (Court’s Order of May 31, 2006 at Doc. 70.)

3. The May 31, 2006 Order modifying the payment schedule of the February 27, 2002 Order provided that Exide pay $3 million by January 15, 2007 in specified quarterly installments. It also provided that, “[p]rior to the expiration of its term of probation in this case, Exide shall provide to the United States adequate security for payment of the remaining fine due, the security being acceptable to the Court and to the United States. Should Exide believe that it might not be able to satisfy the requirement of adequate security without undue jeopardy to the overall financial viability of Exide, it will inform the Court and the U.S. Attorney no later than January 26, 2007, so that the parties can approach the Court jointly or separately prior to the expiration of Exide Illinois’ probation.” Prior to January 15, 2007, Exide had paid the $3 million specified in the May 31, 2006 Order. Prior to January 26, 2007, Exide’s counsel and management met with Assistant U.S. Attorney Norman Smith and explained why providing security for the remaining fine payments would pose “undue jeopardy to the overall financial viability of Exide.” (May 31, 2006 Order ¶ 5.)

4. In addition to making timely payments toward the fine, Exide has been in regular contact with the Government and has cooperated fully in all respects with the terms of its probation. Exide has provided all information requested by the government regarding, among other things, Exide’s financial condition.

5. Since the Court entered its modified Order on May 31, 2006, Exide’s reported Consolidated EBITDA and liquidity have improved over the prior year period. Significantly, in September 2006, Exide received net proceeds of approximately $118 million through an equity offering and private placement of common stock.

6. As Exide has explained in detail to the U.S. Attorney’s office, there are numerous restrictions on Exide’s ability to pledge assets as security under its agreements with its principal lending group, its bond indentures and other financial obligations.

7. Based on Exide’s compliance to date with the other terms of the Court’s May 31, 2006 Order; on Exide’s otherwise successful completion of its term of probation; and on the government’s review of Exide’s financial condition and restrictions on Exide’s ability to pledge assets as security, and pursuant to the provisions of paragraph 5 of this Court’s May 31, 2006 Order regarding procedures to be followed if Exide believes securitization posed “undue jeopardy to the overall financial viability of Exide,” the United States agrees with Exide that Exide should not be required to post security for the remaining unpaid fine amounts before the expiration of its term of probation, so long as Exide is in compliance with all other terms of the Court’s May 31, 2006 Order.

WHEREFORE, the parties respectfully request that the Court accept this Joint Status Report and Order that Exide is excused from the requirement set forth in the Court’s May 31, 2006 Order that Exide provide adequate security before the expiration of its term of probation for the remaining unpaid fine amounts. The parties ask that all other aspects of the Order of May 31, 2006 remain in full force and effect.

Respectfully submitted,
s/Victor Arturo Arana
Daniel E. Reidy
Thomas P. McNulty
Dated: January 24, 2007.	Victor Arturo Arana
s/Norman R. Smith (with consent)	E-mail: varana@JonesDay.com
NORMAN R. SMITH	JONES DAY
Assistant United States Attorney	77 West Wacker
Nine Executive Drive	Chicago, IL 60601-1692
Fairview Heights, IL 62208	Telephone: (312) 782-3939
(618) 628-3700	Facsimile: (312) 782-8585
Fax: (618) 628-3720	Attorneys for Defendant

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF ILLINOIS

UNITED STATES OF AMERICA, Plaintiff, v. EXIDE ILLINOIS, INC., Defendant.	Case No. 01-CR-30035-DRH

CERTIFICATE OF SERVICE

I, Victor Arturo Arana, certify that on January 24, 2007, I electronically filed this Joint Status Report and Motion Regarding Exide’s Compliance with This Court’s Sentencing Order of February 27, 2002, and with the Modified Fine Payment Schedule Set Forth in the Court’s Order of May 31, 2006 with the Clerk of Court using the CM/ECF system which will send notification of such filing to the following:

Susan M. Pavlow

Norman Smith,

and I certify that on January 24, 2007, I caused to be mailed by United States Postal Service, the documents to the following non-registered participants:

John P. Donohue

Donohue and Donohue

232 South Fourth Street

Philadelphia, PA 19106

Laurence A. Urgenson

Susan K. Fitch

Kirkland & Ellis—Washington D.C.

655 E. 15th Street N.W.

Washington D.C. 20005

/s/ Victor Arturo Arana

Victor Arturo Arana